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                                                                    EXHIBIT 10.6


              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


                           REQUISITE TECHNOLOGY, INC.


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                                TABLE OF CONTENTS

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SECTION 1    GENERAL..............................................................1

         1.1   Amendment and Restatement of Prior Agreement.......................1

         1.2   Definitions........................................................1

SECTION 2    REGISTRATION; RESTRICTIONS ON TRANSFER...............................3

         2.1   Restrictions on Transfer...........................................3

         2.2   Demand Registration................................................4

         2.3   Piggyback Registrations............................................6

         2.4   Form S-3 Registration..............................................7

         2.5   Expenses of Registration...........................................8

         2.6   Obligations of the Company.........................................8

         2.7   Termination of Registration Rights.................................9

         2.8   Delay of Registration; Furnishing Information......................9

         2.9   Indemnification...................................................10

         2.10  Assignment of Registration Rights.................................12

         2.11  Amendment of Registration Rights..................................12

         2.12  Limitation on Subsequent Registration Rights......................12

         2.13  "Market Stand-Off" Agreement......................................13

         2.14  Rule 144 Reporting................................................13

SECTION 3    COVENANTS OF THE COMPANY............................................14

         3.1   Basic Financial Information and Reporting.........................14

         3.2   Inspection Rights.................................................15

         3.3   Confidentiality of Records........................................15

         3.4   Reservation of Common Stock.......................................15

         3.5   Stock Vesting.....................................................15

         3.6   Non-Competition and Non-Disclosure Agreement......................15

         3.7   Real Property Holding Corporation.................................15

         3.8   Expenses..........................................................16

         3.9   SBIC Covenants....................................................16

         3.10  Visitation Rights.................................................16

         3.11  Certain Approvals Regarding Issuances of Certain Securities.......17
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                                TABLE OF CONTENTS
                                   (CONTINUED)


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         3.12  Assignment of Right of First Refusal..............................17

         3.13  Auditors..........................................................17

         3.14  Issuance of Prior Series of Preferred Stock.......................17

         3.15  Termination of Covenants..........................................17

SECTION 4    RIGHTS OF FIRST REFUSAL.............................................17

         4.1   Subsequent Offerings..............................................17

         4.2   Exercise of Rights................................................18

         4.3   Issuance of Equity Securities to Other Persons....................18

         4.4   Termination of Rights of First Refusal............................18

         4.5   Transfer of Rights of First Refusal...............................18

         4.6   Excluded Securities...............................................18

SECTION 5    MISCELLANEOUS.......................................................19

         5.1   Governing Law.....................................................19

         5.2   Survival..........................................................19

         5.3   Successors and Assigns............................................19

         5.4   Severability......................................................20

         5.5   Amendment and Waiver..............................................20

         5.6   Delays or Omissions...............................................20

         5.7   Notices...........................................................20

         5.8   Entire Agreement..................................................20

         5.9   Attorneys' Fees...................................................20

         5.10  Titles and Subtitles..............................................21

         5.11  Counterparts......................................................21
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Table of Contents/Authorities.


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              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


     THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 13th day of September, 1999, by and among REQUISITE TECHNOLOGY, INC., a Delaware corporation (the "Company") and the holders of the Company's Series A Preferred Stock ("Series A Stock"), Series B Preferred Stock (the "Series B Stock"), Series C Preferred Stock ("Series C Stock") and Series D Preferred Stock (the "Series D Stock") and the purchasers of Series E Preferred Stock (the "Series E Stock") set forth on Exhibit A of that certain Series E Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"). The holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock who are parties hereto are set forth on Exhibit A hereto and shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

     WHEREAS, the Company has granted registration rights, information rights and certain other rights pursuant to that certain Second Amended and Restated Investor Rights Agreement, dated as of July 1, 1998 (the "Prior Agreement");

     WHEREAS, the Company proposes to sell and issue shares of Series E Stock pursuant to the Purchase Agreement; and

     WHEREAS, as a condition to entering into the Purchase Agreement, the prospective purchasers have requested that the Company extend to them registration rights, information rights and other rights as set forth below, and the Company and the parties to the Prior Agreement are willing to amend the rights given to them pursuant to the Prior Agreement by replacing such rights in their entirety with the rights set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

                               SECTION 1 GENERAL

     1.1 AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENT. The undersigned parties, who constitute the requisite parties to amend the Prior Agreement, hereby agree that the Prior Agreement is null and void and superseded by the rights and obligations set forth in this Agreement.

     1.2 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which


                                       1.
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permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "HOLDER" means any person owning of record Shares or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

     "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

     "QUALIFIED PUBLIC OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act in which (i) the per share price is at least $12.00 per share (as adjusted for stock splits, combinations and the like) and (ii) the gross cash proceeds to the Company (before deducting underwriting discounts, commissions and fees) are at least $20,000,000.

     "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares or exercise of the CEI Warrant or Comdisco Warrant; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 of the Securities Act or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

     "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

     "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, fees to list the Registrable Securities on a securities exchange and quotation system, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Twenty-Five Thousand Dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.


                                       2.
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     "SHARES" shall mean (i) shares of the Company's Series A Stock and Series B
Stock issued pursuant to the Series A and Series B Preferred Stock Purchase Agreement, dated as of July 18, 1996, as amended on January 29, 1997, (ii) those shares of Series A Preferred Stock issuable upon exercise of that certain warrant issued to Corporate Express, Inc. on July 18, 1996 (the "CEI Warrant"),
(iii) those shares of Series B Preferred Stock issuable upon exercise of that certain warrant issued to Comdisco, Inc. on October 9, 1996 (the "Comdisco Warrant"), (iv) shares of the Company's Series C Stock issued pursuant to the Series C Preferred Stock Purchase Agreement, dated as of August 25, 1997, (v) shares of the Company's Series D Stock issued pursuant to the Series D Preferred Stock Purchase Agreement, dated as of July 1, 1998, and (vi) shares of the Company's Series E Stock issued pursuant to the Purchase Agreement.

     "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                SECTION 2 REGISTRATION; RESTRICTIONS ON TRANSFER

     2.1 RESTRICTIONS ON TRANSFER.

          (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

               (ii) (A) Prior to the Initial Offering, the transferee has agreed in writing to be bound by the terms of this Agreement and (other than a transferee of the holders of Series E Stock in their capacity as holders of such stock and of W.W. Grainger, Inc. ("Grainger")) the Second Amended and Restated Shareholders Agreement, dated as of even date herewith, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 of the Securities Act except in unusual circumstances; or

               (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with


                                       3.
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a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend and after a disposition under Rule 144.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2 DEMAND REGISTRATION.

          (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2,


                                       4.
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if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. Without the written consent of Holders of not less than two-thirds (66-2/3%) of the Registrable Securities proposed to be sold in a demand registration under this Section 2.2, in no event will (i) the Company initiate any other registration of its securities under the Securities Act, other than on Form S-8, Form S-4 or any successor or similar forms, until any distribution pursuant to a demand registration made under this Section 2.2 is complete or (ii) shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by the Holders in such offering.

          (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

               (i) prior to August 25, 2000; or

               (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective; provided that a registration will not count as one of the two
(2) registrations pursuant to this clause unless the holders of Registrable Securities requesting such registration are able to register and sell at least fifty percent (50%) of the Registrable Securities requested to be registered by the Holders exercising such demand right; or

               (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

               (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives written notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days, which notice may be delivered only once in any twelve
(12) month period; or

               (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.


                                       5.
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     2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of
Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders (other than the stockholder(s), if any, invoking the demand registration) in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than two-thirds (66-2/3%) of the Registrable Securities proposed to be sold in the offering.

          (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2.5 hereof.


                                       6.
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     2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any
Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

               (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $750,000, or

               (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

               (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4 within the previous eighteen (18) month period, or

               (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance except for those jurisdictions in which the Company is already qualified to do business or subject to consent to service of process and except as may be required under the Securities Act.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 which


                                       7.

the Company is not obligated to effectuate pursuant to Section 2.4(b)(iv) shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

     2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

     2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service of process or qualified to do business in such jurisdiction and except as may be required under the Securities Act.


                                       8.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all Registrable Securities to be listed on each securities exchange and quotation system on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, at the request of any Holder participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

     2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 of the Securities Act during any ninety (90) day period.

     2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the


                                       9.

Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

     2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners,


                                      10.

directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement


                                      11.

of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2.10 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) with respect to Holders other than Grainger, is a subsidiary, parent, general partner, limited partner, member or former partner or member of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder,
(iii) acquires at least three hundred thousand (300,000) shares of Registrable Securities (as adjusted for stock splits and combinations), or (iv) with respect to transfers by Grainger, is a wholly owned subsidiary of Grainger; provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty percent (60%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder. After the date of this Agreement, the Company shall not enter into an agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on parity with or superior to those granted to the Holders hereunder, without the following: (a) the approval of at least a majority of the Board of Directors present at a meeting duly convened or by written consent of the Board of Directors if such rights are granted in connection with (i) any equipment leasing, loan arrangement or debt financing; (b) the unanimous approval of the Board of Directors present at a meeting duly convened or by unanimous written consent of the Board of Directors if such rights are granted in connection with
(i) a merger, consolidation, reorganization,


                                      12.

acquisition (whether of tangible or intangible assets) or other similar combination or acquisition, or (ii) strategic transactions; or (c) the approval of at least sixty percent (60%) of the Registrable Securities at a meeting duly convened or by written consent if such rights are granted in any other case, as provided in the Company's Restated Certificate of Incorporation.

     2.13 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Registrable Securities of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

               (i) such agreement shall apply only to the Company's Qualified Public Offering; and

               (ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

     The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (d) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent


                                      13.

annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                       SECTION 3 COVENANTS OF THE COMPANY

     3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

          (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors. Notwithstanding the foregoing, in the event that such audited financial statements are not delivered by the Company within ninety (90) days following the end of a fiscal year the Company shall deliver to each Investor unaudited financial statements for such fiscal year within ninety (90) days following the end of such fiscal year.

          (c) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that year-end audit adjustments may not have been made.

          (d) So long as an Investor (with its affiliates) shall own not less than three hundred thousand (300,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), the Company will furnish each such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and
(ii) as soon as practicable after the end of each fiscal quarter, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company as of the end of each such fiscal quarter and a consolidated statement of income and a consolidated statement of cash flows of the Company for such fiscal quarter and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. The Company will also


                                      14.

provide the foregoing information to Sumitomo Corporation of America in the manner provided above so long as it owns not less than 115,000 shares of Series E Stock.

     3.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 3.2 with respect to a competitor of the Company.

     3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

     3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     3.5 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (ii) seventy-five percent (75%) of such stock shall vest monthly in equal amounts over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

     3.6 NON-COMPETITION AND NON-DISCLOSURE AGREEMENT. The Company shall require all officers, employees and consultants of the Company to execute and deliver agreements regarding non-competition and non-disclosure of confidential information containing provisions substantially similar to those contained in the form agreements attached as exhibits to the Purchase Agreement.

     3.7 REAL PROPERTY HOLDING CORPORATION. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA").


                                      15.

     3.8 EXPENSES. The Company shall reimburse the members of the Board of Directors and approved observers for their reasonable travel and lodging expenses incurred in connection with attending Board of Director and committee meetings.

     3.9 SBIC COVENANTS.

          (a) The Company acknowledges that Liberty Ventures I, L.P. (the "SBIC Investor") is a Federal licensee under the Small Business Investment Act of 1958, as amended (the "Small Business Act"), and, as such, is subject to regulation by the United States Small Business Administration (the "SBA") as a small business investment company.

          (b) The Company covenants and agrees that for a period of one year after the Closing Date (as such term is defined in the Purchase Agreement), the Company shall not make a material change in its primary business activity which would make it ineligible for financing as a portfolio company by a small business investment company under 13 C.F.R. Section 107.760(b), a regulation promulgated by the SBA. In the event that the Company breaches the foregoing covenant, the Company agrees that, subject to applicable law, the SBIC Investor shall be authorized to rescind its purchases of Series C Stock and to return such shares to the Company in exchange for reimbursement by the Company of the entire purchase price paid for such shares.

          (c) The Company covenants and agrees that proceeds from the SBIC Investor from its purchase of Series C Stock, Series D Stock and Series E Stock has been or will be used for working capital purposes or to otherwise finance the growth, modernization or expansion of the Company. The Company shall provide the SBIC Investor and the SBA reasonable access to the Company's books and records for the purpose of confirming the use of such proceeds.

          (d) The Company shall provide the SBIC Investor with sufficient information to permit such Investor to comply with its obligations under the Small Business Act; provided, however, that the SBIC Investor agrees that it will protect any information which the Company labels as confidential to the extent permitted by law. For a period of two (2) years following the Closing Date, any submission of financial information under Sections 3.1(b) and 3.1(c) to the SBIC Investor shall be accompanied by a certificate of the president, chief executive officer, treasurer or chief financial officer of the Company, which certificate shall state that the Company is not in material default under any of its covenants set forth in this Section 3.

     3.10 VISITATION RIGHTS. The Company shall allow one representative designated by Bowman Capital Management, L.L.C., which representative shall be approved by the Company's Chief Executive Officer (initially, Joshua Pickus), which approval shall not be unreasonably withheld, to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve that attorney-client privilege; provided further, that as a condition to such representative's attendance, such representative shall agree to keep any information divulged in


                                      16.

connections with such meetings confidential and to sign any confidentiality agreements reasonably requested by the Company.

     3.11 CERTAIN APPROVALS REGARDING ISSUANCES OF CERTAIN SECURITIES. In the event that the Company issues any shares of its Series E Preferred Stock or any security convertible into or exercisable for such Series E Preferred Stock after the date hereof, the Company agrees as follows: (a) such issuance shall be approved by at least a majority of the Board of Directors present at a meeting duly convened or by written consent of the Board of Directors if issued in connection with any equipment leasing, loan arrangement or debt financing; (b) such issuance shall be unanimously approved by the Board of Directors present at a meeting duly convened or by unanimous written consent of the Board of Directors if issued in connection with (i) a merger, consolidation, reorganization, acquisition (whether of tangible or intangible assets) or other similar combination or acquisition, or (ii) strategic transactions; or (c) such issuance shall be approved by at least sixty percent (60%) of the Registrable Securities at a meeting duly convened or by written consent if issued in any other case, as provided in the Company's Restated Certificate of Incorporation.

     3.12 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. The Company's Bylaws contain an assignable right of first refusal on transfers of Common Stock, and the Company agrees that it will not amend or modify its Bylaws to prevent any assignment of that right, unless such amendment or modification is approved by sixty percent (60%) of the Registrable Securities then outstanding.

     3.13 AUDITORS. The Company will retain independent public accountants of recognized national standing who shall audit the Company's financial statements at the end of each fiscal year.

     3.14 ISSUANCE OF PRIOR SERIES OF PREFERRED STOCK. After the Closing Date (as defined in the Purchase Agreement), the Company shall not issue any shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock (except with respect to existing warrants issued with respect thereto) without the consent of sixty percent (60%) in interest of the Registerable Securities.

     3.15 TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor on
(i) the effective date of the registration statement pertaining to the Qualified Public Offering (other than Section 3.9(b)) or (ii) following an Acquisition or Asset Transfer (as defined in the Company's Restated Certificate of Incorporation).

                       SECTION 4 RIGHTS OF FIRST REFUSAL

     4.1 SUBSEQUENT OFFERINGS. Each Major Investor shall have a right of first refusal to purchase its pro rata share of the Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
4.6 hereof. Each Major Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Major Investor


                                      17.

is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

     4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor's rights were not exercised at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

     4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Qualified Public Offering.

     4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

     4.6 EXCLUDED SECURITIES. The rights of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

          (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be


                                      18.

issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors or any compensation committee of the Board of Directors;

          (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

          (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (e) shares of Common Stock issued upon conversion of the Shares; and

          (f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

                            SECTION 5 MISCELLANEOUS

     5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

     5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                      19.

     5.5 AMENDMENT AND WAIVER.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least sixty percent (60%) of the Registrable Securities; provided that no amendment or modification to Section 3.9 may be made without the written consent of the SBIC Investor.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty percent (60%) of the Registrable Securities; provided that no waiver of the rights and obligations under Section 3.9 may be made without the written consent of the SBIC Investor.

          (c) Notwithstanding the foregoing, this Agreement may be amended with the written consent of only the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

     5.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     5.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     5.8 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

     5.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such


                                      20.

reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                      21.

     IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                       PURCHASER:

REQUISITE TECHNOLOGY, INC.                     SPINNAKER CLIPPER FUND, L.P.

By: /s/ BARBARA MOWRY                          By: /s/ ERIC MOORE
   -------------------------------------          ------------------------------
   Barbara Mowry                                       Eric Moore - Controller
   President and Chief Executive Officer
                                               SPINNAKER CROSSOVER INSTITUTIONAL
                                                  FUND, L.P.

                                               By: /s/ ERIC MOORE
                                                  ------------------------------
                                                       Eric Moore - Controller

                                               SPINNAKER CROSSOVER FUND, L.P.

                                               By: /s/ ERIC MOORE
                                                  ------------------------------
                                                       Eric Moore - Controller

                                               COVESTCO-MEDEURA, LLC
                                               By:      Medeura Limited

                                               By: /s/ ALBIN A. JOHANN
                                                  ------------------------------
                                                  Director

                                               H&Q REQUISITE TECHNOLOGY
                                                  INVESTORS, L.P.

                                               By: /s/
                                                  ------------------------------

                                               HAMBRECHT & QUIST CALIFORNIA

                                               By: /s/ ROBERT N. SAVOIE
                                                  ------------------------------

                                               HAMBRECHT & QUIST EMPLOYEE
                                                  VENTURE FUND, L.P. II

                                               By: /s/ ROBERT N. SAVOIE
                                                  ------------------------------

                                               ACCESS TECHNOLOGY PARTNERS, L.P.

                                               By: /s/ ROBERT N. SAVOIE
                                                  ------------------------------

                                               ACCESS TECHNOLOGY PARTNERS
                                                  BROKERS FUND, L.P.

                                               By: /s/ ROBERT N. SAVOIE
                                                  ------------------------------


              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                         SUMITOMO CORPORATION OF AMERICA

                                         By: /s/ KOTARO NAKATA
                                            ------------------------------------
                                                 Kotaro Nakata, VP, Invesment
                                                   Management

                                         MOHR, DAVIDOW VENTURES IV, L.P.
                                         By:    Fourth MDV Partners, L.L.C.,
                                                General Partner

                                         By: /s/ NANCY SCHOENDORF
                                            ------------------------------------
                                            Member

                                         MDV IV ENTREPRENEURS' NETWORK
                                            FUND, L.P.
                                         By:    Fourth MDV Partners, L.L.C.,
                                                General Partner

                                         By: /s/ NANCY SCHOENDORF
                                            ------------------------------------
                                            Member

                                         SEQUEL LIMITED PARTNERSHIP
                                         By:    Sequel Venture Partners, L.L.C.,
                                                General Partner

                                         By: /s/ THOMAS G. WASHING
                                            ------------------------------------
                                            Member

                                         SEQUEL EURO LIMITED PARTNERSHIP
                                         By:    Sequel Venture Partners, L.L.C.,
                                                General Partner

                                         By: /s/ THOMAS G. WASHING
                                            ------------------------------------
                                            Member

                                         LIBERTY VENTURES I, L.P.
                                         By:    Liberty Ventures, Inc.
                                                Managing General Partner

                                         By: /s/ KAREN GRIFFITH GRYGA
                                            ------------------------------------
                                            Vice President

                                         TRINITY VENTURES V, L.P.,
                                         A California Limited Partnership
                                         By:    Trinity TVL Partners V, L.P.,
                                                A California Limited Partnership
                                                Its General Partner

                                         By: /s/ LARRY ORR
                                            ------------------------------------
                                            General Partner


              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                         TRINITY V SIDE-BY-SIDE FUND, L.P.,
                                         A California Limited Partnership
                                         By: Trinity TVL Partners V, L.P.,
                                             A California Limited Partnership
                                             Its General Partner

                                         By: /s/ LARRY ORR
                                            ------------------------------------
                                            General Partner


                                         ---------------------------------------
                                            JEFFREY R. JERDE


                                         ---------------------------------------
                                            PATRICIA A. JERDE


                                         ---------------------------------------
                                            LAWRENCE N. PECKHAM


                                         ---------------------------------------
                                            TRESSA C. PECKHAM

                                         /s/ THOMAS G. WASHING
                                         ---------------------------------------
                                            THOMAS G. WASHING

                                         CORPORATE EXPRESS INC.

                                         By: /s/ MARK HOFFMAN
                                            ------------------------------------
                                         Name: Mark Hoffman
                                              ----------------------------------
                                         Title: President, N.A. Operations
                                               ---------------------------------


                                         ---------------------------------------
                                         MICHAEL AND LYNNE JONES

                                         COMDISCO, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                         W.W. GRAINGER, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         GC&H INVESTMENTS

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         UNIVERSITY OF COLORADO AT BOULDER
                                         VENTURE  CAPITAL FUND

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                           REQUISITE TECHNOLOGY, INC.

                                  EXHIBIT A TO
              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                              SCHEDULE OF INVESTORS


Spinnaker Clipper Fund, L.P.

Spinnaker Crossover Institutional Fund, L.P.

Spinnaker Crossover Fund, L.P.

Covestco-Medeura, LLC

H&Q Requisite Technology Investors, L.P.

Hambrecht & Quist California

Hambrecht & Quist Employee Venture Fund, L.P. II

Access Technology Partners, L.P.

Access Technology Partners Brokers Fund, L.P.

Sumitomo Corporation of America

Mohr, Davidow Ventures IV, L.P.

MDV IV Entrepreneurs' Network Fund, L.P.

Sequel Limited Partnership

Sequel Euro Limited Partnership

Trinity Ventures V, L.P.

Trinity V Side-by-Side Fund, L.P.

Liberty Ventures I, L.P.

Jeffrey R. and Patricia A. Jerde

Lawrence N. and Tressa C. Peckham

Thomas G. Washing

Corporate Express, Inc.

Michael and Lynne Jones

Comdisco, Inc.

W.W. Grainger, Inc.

GC&H Investments

University of Colorado at Boulder Venture Capital Fund